                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


NUEVO ENERGY COMPANY                                  NUEVO FINANCING I
(Exact name of registrant as                    (Exact name of registrant as
  specified in its charter)                        specified in its charter)


          DELAWARE                                        DELAWARE
(State of incorporation or                      (State of incorporation or
   organization)                                   organization)

           75-0304436                                TO BE APPLIED FOR
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

   1331 LAMAR, SUITE 1650                         1331 LAMAR, SUITE 1650
   HOUSTON, TEXAS 77010                           HOUSTON, TEXAS 77010
  (Address of principal executive           (Address of principal executive
    offices, including zip code)              offices, including zip code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED


  Term Convertible Securities, Series A             New York Stock Exchange


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 NONE
                           (Title of class)
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The class of securities hereby registered is the $____ Term Convertible Securities, Series A ("TECONS"), representing preferred undivided beneficial interests in the assets of Nuevo Financing I, a statutory business trust created under the laws of the State of Delaware.

        Information with respect to the TECONS is set forth under the captions "The Nuevo Trust," "Description of Debt Securities," "Description of Trust Preferred Securities" and "Description of Trust Preferred Securities Guarantee" in the Prospectus (the "Prospectus") included in Part I of Amendment No. 1 to Nuevo Energy Company's Registration Statement (File No. 333-16231) on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission ("Commission") on November 22, 1996, and "Prospectus Supplement Summary - TECONS Offering," "Nuevo Financing I," "Description of the TECONS," "Description of the Guarantee," "Description of the Convertible Debentures" and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the Prospectus Supplement ("Prospectus Supplement") filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 and included as part of the Registration Statement. The information contained in the foregoing Registration Statement, Prospectus and Prospectus Supplement are incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.    EXHIBITS

1. Form of Amended and Restated Declaration of Trust of Nuevo Financing I (incorporated by reference to Exhibit 4.5 of Registrant's Registration Statement on Form S-3, File No. 333-16321).

2. Forms of Securities (incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement on Form S-3, File No. 333-16321).

3. Form of Term Convertible Securities Guarantee Agreement (incorporated by reference to Exhibit 4.7 of Registrant's Registration Statement on Form S-3, File No. 333-16321).

4. Form of Indenture for the ____% Subordinated Convertible Debentures due December 2026 of Nuevo Energy Company (incorporated by reference to Exhibit
   4.2 of Registrant's Registration Statement on Form S-3, File No. 333-16321).

5. Form of Supplemental Indenture to be used in connection with the issuance of Convertible Subordinated Debentures and TECONS (incorporated by reference to
   Exhibit 4.6 of Registrant's Registration Statement on Form S-3, File No. 333-16321).
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                                 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: November 25, 1996         NUEVO ENERGY COMPANY, a Delaware corporation




                                By:    /s/Michael D. Watford
                                   ---------------------------------------
                                   Name:  Michael D. Watford
                                   Title: President, Chief Executive Officer
                                            and Chief Operating Officer of
                                            Nuevo Energy Company



Date: November 25, 1996         NUEVO FINANCING I, a Delaware business trust

                                By:  NUEVO ENERGY COMPANY, as Depositor



                                By:    /s/Michael D. Watford
                                   --------------------------------------
                                   Name:  Michael D. Watford
                                   Title: President, Chief Executive Officer
                                            and Chief Operating Officer of
                                            Nuevo Energy Company